UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 3, 2013
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UCP, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	1-36001 (Commission File Number)	90-0978085 (I.R.S. Employer Identification No.)

	99 Almaden Boulevard Suite 400 San Jose, California (Address of principal executive offices)	95113 (Zip code)

(408) 207-9499
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2.
Item 2.02    Results of Operations and Financial Condition

UCP, Inc. completed the initial public offering (the “IPO”) of its Class A common stock, par value $0.01 per share on July 23, 2013. In connection with the IPO and related transactions, UCP, Inc. purchased a 42.3% economic interest in UCP, LLC and became the sole managing member of UCP, LLC. Prior to the IPO, UCP, Inc. had no material assets, no liabilities, had conducted no operations and engaged only in activities in contemplation of the IPO. Prior to the IPO and related transactions, each of UCP, Inc. and UCP, LLC were wholly-owned subsidiaries of PICO Holdings, Inc. Accordingly, the accompanying financial statements as of and for the three and six months ended June 30, 2013 relate to UCP, LLC. As the sole managing member of UCP, LLC, UCP, Inc. will consolidate the results of operations of UCP, LLC in its financial statements for future periods.

The information in Item 2.02 of this report, including the exhibit hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference into any disclosure document relating to UCP, Inc., except to the extent, if any, expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press Release of UCP, Inc. dated September 3, 2013 (financial results for the three and six months ended June 30, 2013).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 3, 2013
UCP, Inc.

By:	/s/ William J. La Herran
Name:    William J. La Herran

Title:	Chief Financial Officer
and Treasurer